UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 21, 2020

Date of Report (Date of earliest event reported)

GRIFFIN INDUSTRIAL REALTY, INC.

(Exact name of registrant as specified in charter)

Delaware	06‑0868496
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

(Commission File Number)	1‑12879

641 Lexington Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code	(212) 218‑7910

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

[ ]	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	GRIF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure

On February 21, 2020, Griffin Industrial Realty, Inc. (“Griffin” or “Registrant”) issued a press release announcing that it closed on the acquisition (the “Acquisition”) of an approximately 108,000 square foot fully leased industrial/warehouse building (the “Building”) in Orlando, Florida, Griffin’s second industrial/warehouse property in Orlando. The Building’s approximately $7.9 million purchase price was paid in cash at closing using proceeds from Griffin’s acquisition line of credit and cash on hand. Griffin expects to obtain a long-term mortgage loan on the Building. This Acquisition increases Griffin’s total real estate portfolio to 41 buildings aggregating approximately 4,570,000 square feet, with 91% of the square footage being industrial/warehouse space. Within the next thirty days and upon the satisfactory conclusion of due diligence, Griffin expects to close on the acquisition of an approximately 68,000 square foot mostly vacant industrial/warehouse building in Orlando, Florida that is currently under agreement.

Item 9.01.	Financial Statements and Exhibits

Exhibit 99.1: Registrant’s February 21, 2020 Press Release (attached hereto).

This Current Report on Form 8‑K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding Griffin’s beliefs and expectations regarding obtaining a long-term mortgage loan on the Building and completion of the purchase of the approximately 68,000 square foot industrial/warehouse building that is currently under agreement. Although Griffin believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by Griffin as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of Griffin and which could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements. Other important factors that could affect the outcome of the events set forth in these statements are described in Griffin’s Securities and Exchange Commission filings, including the "Business," "Risk Factors" and "Forward-Looking Statements" sections in Griffin’s Annual Report on Form 10‑K for the fiscal year ended November 30, 2019. Griffin disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this Current Report on Form 8‑K except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFIN INDUSTRIAL REALTY, INC.

	By:	/s/ Anthony J. Galici
Anthony J. Galici
Vice President, Chief Financial Officer
and Secretary

Date: February 21, 2020